UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

VENTURE CATALYST INCORPORATED

(Exact Name of registrant as specified in its charter)

Utah	0-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 385-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

Executive Officer Compensation

On October 11, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of Venture Catalyst Incorporated (the “Company”) approved an increase in the annual base salary for Kevin McIntosh, the Company’s Senior Vice President and Chief Financial Officer from $180,000 to $205,000, effective July 1, 2005. On October 11, 2005, the Committee also awarded discretionary bonuses to the Company’s executive officers including the Company’s named executive officers (as defined in Item 402(a)(2) of Regulation S-B promulgated by the Securities and Exchange Commission). Each executive officer’s bonus was based on his/her performance and the performance of the Company during the fiscal year ended June 30, 2005. The bonuses were in the following amounts:

Name	Title	Bonus
L. Donald Speer, II	Chairman of the Board	$70,000
Greg Shay	CEO and President	$40,000
Javier Saenz	SVP, Information Solutions	$25,000
Kevin McIntosh	SVP, CFO	$20,000
Andy Laub	EVP, Finance	$7,500
Jana McKeag	VP, Governmental Relations	$5,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2005	VENTURE CATALYST INCORPORATED

	By:	/S/ KEVIN MCINTOSH
Kevin McIntosh Senior Vice President, Chief Financial Officer, Secretary and Treasurer